PROMISSORY NOTE

Tampa, FL
$103,500.00	May 29, 2025

For value received, the undersigned, GIPFL 1300 S DALE MABRY LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to SRS REAL ESTATE PARTNERS, LLC, a Delaware limited liability company (“SRS REAL ESTATE”), having an office address of 610 Newport Center Drive, Suite 1500, Newport Beach, CA 92660 FILLIN "5" , or such other place and/or method as SRS REAL ESTATE may hereafter designate in writing (including via electronic funds transfer to an account designated by SRS REAL ESTATE in writing), the principal sum of ONE HUNDRED THREE THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($103,500.00) in lawful money of the United States of America, FILLIN "1" on or before December 31, 2025 (the “Maturity Date”), together with interest on the principal balance thereof outstanding from time to time at the following rate of interest per annum:

Zero FILLIN " 6" percent (0.0 FILLIN "" %)

On the Maturity Date, the entire principal balance, if any, and any other sums due hereunder, shall be due and payable and shall be paid in full.

The Company shall have the right to prepay this Note in full or in part at any time without penalty.

Time is of the essence hereto.

FILLIN "14" In the event SRS REAL ESTATE does not receive the full amount of any installment by the end of fifteen FILLIN "15" (15 FILLIN "" ) calendar days from the date it is due: (a) the Company shall pay a late charge to SRS REAL ESTATE in the amount of five FILLIN "16" percent (5.0 FILLIN "" %) of the overdue installment, which shall be due and payable immediately; and (b) SRS REAL ESTATE shall also have the option, without demand or notice, to declare the unpaid principal balance of this Note, and all other sums due hereunder, at once due and payable and to exercise any and all other rights and remedies available at law or in equity arising from the Company’s failure to timely reply this Note. If SRS REAL ESTATE incurs any expenses or costs in connection with the collection of this Note, whether or not suit is filed, the Company also promises to pay SRS REAL ESTATE all costs of collection of every kind, including but limited to costs, fees, and expenses incurred during any dispute resolution, mediation, or court proceeding (including any appeal or bankruptcy proceeding), together with reasonable attorneys’ fees. Interest shall accrue on the unpaid principal balance after default, and post-judgment interest shall be based upon, the highest rate allowable under Florida law. FILLIN "10" FILLIN ""

SRS REAL ESTATE may grant postponements or waivers to the enforcement or collection of this Note and the same shall not release the Company from its obligations hereunder and the Company expressly waives any defenses arising from any such forbearance by SRS REAL ESTATE. Further, SRS REAL ESTATE has the right to accept partial payments after default and acceleration without waiving the acceleration and any such partial payments shall be applied first to the costs of enforcement or collection of this Note, then to late charges, then to interest due pursuant to this

Promissory Note - GIPFL/SRS REAL ESTATE

Note (if any), then to any other sums required to be paid by Company hereunder, and finally to principal due under this Note. In the event SRS REAL ESTATE elects to renew this Note, either prior to or following any acceleration, in its sole discretion, the Company shall pay all costs and expenses incurred by SRS REAL ESTATE in connection with such renewal.

This Note shall be construed in accordance with the laws of the State of Florida. The state court located in Hillsborough County Florida shall have jurisdiction over the collection or enforcement of this Note. If any provision of this Note, or any payments pursuant to the terms hereof, be declared invalid or unenforceable by such court, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall continue to be enforceable to the greatest extent permitted by law.

In no event shall SRS REAL ESTATE have the right to charge or collect, nor shall the Company be required or obligated to pay, interest or payments in the nature of interest, which would result in interest being charged or collected at a rate in excess of the maximum rate of interest allowed to be contracted for by applicable law, as changed from time to time. In the event that the Company shall make any payment, which is interest or in the nature of interest, which results in the rate of interest being charged or collected being in excess of such maximum rate, then the portion of such payment which exceeds the maximum rate shall be credited as a payment of principal, or returned to the Company, at the option of SRS REAL ESTATE.

THE COMPANY (AND SRS REAL ESTATE BY ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE.

[Intentionally Blank. Signature page follows]

[Signature page GIPFL/SRS REAL ESTATE Promissory Note]

Promissory Note - GIPFL/SRS REAL ESTATE

GIPFL 1300 S DALE MABRY, LLC, a Delaware limited liability company
By: /s/ David Sobelman
David Sobelman
Authorized Representative

Promissory Note - GIPFL/SRS REAL ESTATE